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                                                                  Exhibit (a)(4)

                            Concur Technologies Inc.

                          FORM OF NOTICE OF WITHDRAWAL
                          (Election not to Participate)

INSTRUCTIONS:
-------------

IF YOU PREVIOUSLY ELECTED TO ACCEPT CONCUR TECHNOLOGIES, INC'S OFFER TO EXCHANGE AND YOU WOULD LIKE TO CHANGE YOUR ELECTION WITH RESPECT TO SOME OR ALL OF YOUR OPTIONS, YOU MUST:

     1. COMPLETE THIS FORM, SIGN IT, AND HAND DELIVER IT TO CONCUR TECHNOLOGIES,
                                         ------------
INC HUMAN RESOURCES DEPARTMENT. YOU CAN ALSO FAX IT TO (425) 702-0674 OR MAIL IT TO CONCUR TECHNOLOGIES, INC., 6222 185/th/ AVENUE NE, REDMOND, WASHINGTON 98052,
ATTENTION: KEVIN COOK, AS SOON AS POSSIBLE, BUT IN ANY EVENT, BEFORE 9:00 P.M., PACIFIC TIME, ON JANUARY 4, 2002. IF YOU SEND YOUR NOTICE OF WITHDRAWAL VIA FAX, BE SURE YOU OBTAIN A CONFIRMATION OF SUCCESSFUL DELIVERY.

     2. ENSURE THAT YOU RECEIVE CONFIRMATION OF RECEIPT FROM CONCUR TECHNOLOGIES, INC HUMAN RESOURCES DEPARTMENT PROMPTLY.PLEASE NOTE THAT EMPLOYEES WHO RETURN FORMS IMMEDIATELY PRIOR TO JANUARY 4, 2002 MAY NOT RECEIVE CONFIRMATION BY SUCH DATE.

I previously received a copy of the Offer to Exchange, dated December 3, 2001, and the Letter of Transmittal (Election to Participate). I signed and returned the Letter of Transmittal (Election to Participate), in which I elected to accept Concur Technologies, Inc. offer to exchange option(s). I now wish to change that election, withdraw from my participation in the program and reject Concur Technologies, Inc. offer to exchange. I understand that by signing this Notice of Withdrawal and delivering it to our Human Resources Department,

     [_] I am withdrawing my acceptance of the offer and rejecting the offer to exchange all of my options.

                                       OR

     [_] I am withdrawing my acceptance of the offer and rejecting the offer to exchange only with respect to the option(s) set forth in the table below. I understand that if I do not withdraw my acceptance for all of my option(s), I am not withdrawing any option(s) granted after June 3, 2001 (even if I list them below). [PLEASE TYPE OR PRINT CLEARLY]

                                                 No. of Shares
                                               Outstanding Under
         Option No.         Grant Date           Such Option          Exercise Price        ISO/NQSO
        ------------   ---------------------   -----------------     ----------------     ------------

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     I understand that in order to reject the offer, I must sign and deliver this Notice of Withdrawal to Kevin Cook of the Human Resources Department of Concur Technologies, Inc. before 9 p.m., Pacific Time, on January 4, 2002 (or such later date and time as designated by Concur Technologies, Inc.).

     By rejecting the offer to exchange the above listed current option(s), I understand that I will not receive any replacement option(s) pertaining to the above listed option(s), and I will keep those current option(s) at their current exercise price and on their current vesting schedule. The option(s) listed above will continue to be governed by the stock options plan under which they were granted and existing option agreement(s) with Concur Technologies, Inc. I have completed and signed the following exactly as my name appears on my original Letter of Transmittal (Election to Participate).

     Finally, I agree that Concur Technologies, Inc. may confirm its receipt and acceptance of this Letter of Transmittal (Election to Participate) by sending notice to my regular Concur email address.

______________________________________________            ___________________
Signature of Optionee                                     Date

______________________________________________            ___________________
Name of Optionee                                          Country where employed

______________________________________________
Social Security Number (U.S. employees)